UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2020

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Main Street
Suite 3000
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Sanchez Energy Corporation (the “Company,” “we,” “our,” “us” or similar terms) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Modifying Exemptions from the Reporting and Proxy Delivery Requirements for Public Companies dated March 25, 2020 (Release No. 34-88465) to delay the filing of its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Report”) due to circumstances related to coronavirus disease 2019 (“COVID-19”). In particular, COVID-19 and related federal, state and local restrictions have caused the closure of the Company’s principal offices and limited access to the Company’s facilities and books and records, resulting in limited support from and access to personnel and professional advisors, as well as communications and similar delays among such persons, and delays in the receipt and processing of critical information necessary to complete the Report timely and accurately. In addition, as previously disclosed, the Company has been in discussions with certain of its bondholders and other stakeholders regarding a potential restructuring transaction and other related matters. The outcome of such negotiations, and the terms of any potential restructuring transaction, remain highly uncertain. COVID-19 and the economic uncertainty and market turmoil resulting from this pandemic prior to the conclusion of these discussions have required the devotion of a significant amount of Company time and resources and administrative support to simultaneously (i) continue such discussions and related due diligence and analyses and (ii) complete the Company’s financial statements and related disclosures, while also monitoring how the potential outcome of these ongoing discussions and any related course of action pursued by the Company may affect the Report. All of these circumstances have, in turn, delayed the Company from completing the Report by the original filing deadline. Notwithstanding the foregoing, the Company expects to file the Report no later than May 14, 2020 (which is 45 days from the Report’s original filing deadline of March 30, 2020).

The Company has not yet finalized its financial results for the year ended December 31, 2019. Among other procedures being carried out to finalize its books and records, the Company is in the process of completing its impairment analyses regarding proved and unproved property. The Company’s actual results may differ materially from any estimates due to the completion of its financial closing procedures, final adjustments and other developments that may arise between now and the time the financial results for the year ended December 31, 2019 are finalized. The Company currently estimates a material net loss for the year ended December 31, 2019 as compared to net income of approximately $85.2 million for the year ended December 31, 2018, with the variance primarily attributable to estimated significant and material proved property impairments for the year ended December 31, 2019. The adverse impact of lower commodity prices on proved reserve values, in addition to the Company’s recent and projected reduced drilling and development activities, contributed to the estimated proved property impairment. In addition, the Company expects to record a material impairment to its unproved oil and natural gas properties for the year ended December 31, 2019 as compared to approximately $7.8 million for the year ended December 31, 2018. The Company’s unproved property impairment expenses for the years ended December 31, 2019 (estimated) and 2018 were primarily due to anticipated and actual, respectively, acreage expirations from changes in the Company’s development plans. Significant declines in commodity prices, further changes to the Company’s drilling plans or reductions in proved reserve estimates could result in additional property impairments in the future, and such additional impairments could also be material. In addition, sales revenue for oil, natural gas and natural gas liquids are estimated to be materially less for the year ended December 31, 2019 as compared to December 31, 2018, with the variance primarily attributable to lower production volumes from reduced drilling and development activities and lower commodity prices for the year ended December 31, 2019. The Company faces uncertainty regarding the adequacy of its liquidity and capital resources and has extremely limited, if any, access to additional financing beyond its current debtor-in-possession financing. The Company is in the process of performing various analyses as part of the preparation of the financial statements and currently anticipates that the financial statements will contain certain disclosures regarding substantial doubt about the Company’s ability to continue as a going concern as of the year ended December 31, 2019.

In light of the current COVID-19 pandemic, the Company will include a Risk Factor in the Report substantially similar to the following:

An occurrence of an uncontrollable event such as the COVID-19 pandemic may negatively affect our operations.

The occurrence of an uncontrollable event such as the coronavirus disease 2019 (“COVID-19”) pandemic may negatively affect our operations and financial condition, and as a result, among other things, our development and production operations may be curtailed, delayed or canceled. Because our current business focus is on the exploration and production of oil and natural gas in a limited number of properties and primarily in a single geographic area, we may be more affected by this pandemic than we would if our business were more diversified. A pandemic typically results, and has resulted in this instance, in federal, state and local restrictions, social distancing, travel bans and quarantines, and has limited access to our facilities, customers, management, support staff and professional advisors. These factors, in turn, may not only impact our operations, financial condition and market demand for the oil and natural gas that we produce but may also affect our overall ability to react timely to mitigate the impact of this event. Also, the COVID-19 pandemic, together with the recent significant decline in commodity prices and volatility in the global financial markets, has negatively impacted our ongoing bankruptcy proceedings and it may impede our ability to comply with our filing obligations with the SEC. In most respects, it is too early in the COVID-19 pandemic to be able to quantify or qualify the longer-term ramifications on our business or bankruptcy proceedings, our customers and/or our potential investors and other stakeholders.

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The foregoing statements are based on the Company’s current expectations and assumptions as of the date of this filing and involve a number of risks and uncertainties which may cause actual results to differ from these preliminary estimates and statements. The risks include, but are not limited to, unexpected changes arising during management’s ongoing annual review procedures, the outcome of the Company’s chapter 11 cases and negotiations and discussions with the Company’s bondholders and other stakeholders, and the Company’s restructuring plans.

Certain statements contained in this current report, and certain statements contained in the Report, will include “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this current report or in the Report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements relate to certain assumptions we made based on management’s experience, the Company’s perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors the Company believes to be appropriate and reasonable. When used in this current report or in the Report, words such as “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “forecast,” “budget,” “guidance,” “project,” “profile,” “model,” “strategy,” “future” or their negatives or the statements that include these words or other similar words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are not guarantees of performance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. The events anticipated by the Company’s forward-looking statements may not occur, and, if any of such events do, the Company may not have correctly anticipated the timing of their occurrence or the extent of their impact on the Company’s actual results. Accordingly, you should not place any undue reliance on any of the Company’s forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertake no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on the Company’s behalf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: March 30, 2020	By:	/s/ Cameron W. George
		Name:	Cameron W. George
		Title:	Executive Vice President and Chief Financial Officer